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                                                                     Exhibit 1.1

                                3,112,945 SHARES

                           ARIAD PHARMACEUTICALS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                October 19, 2006


CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

         1. Introductory. ARIAD Pharmaceuticals, Inc., a Delaware corporation ("COMPANY"), agrees with you ("UNDERWRITER") to issue and sell to the Underwriter 3,112,945 shares ("FIRM SECURITIES") of its common stock, $0.001 par value per share ("COMMON STOCK"), and also proposes to issue and sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 466,942 additional shares ("OPTIONAL SECURITIES") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES".

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                  (a) Filing and Effectiveness of Registration Statements; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-122909), including a related prospectus or prospectuses, and a registration statement on Form S-3 (No. 333-111401), including a related prospectus or prospectuses and registration statements on Form S-3 filed pursuant to Rule 462(b) of the Rules and Regulations, which together cover the registration of the Offered Securities under the Act. Each such registration statement has become effective. "REGISTRATION STATEMENTS" at any particular time means such registration statements in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statements, that in any case has not been superseded or modified. "REGISTRATION STATEMENTS" without reference to a time means the Registration Statements as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statements as of the time specified in Rule 430B.

         For purposes of this Agreement:

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         "430B INFORMATION" means information included in any prospectus then deemed to be a part of the Registration Statements pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statements pursuant to Rule 430B(f).

         "430C INFORMATION" means information included in any prospectus then deemed to be a part of the Registration Statements pursuant to Rule 430C.

         "ACT" means the Securities Act of 1933, as amended.

         "APPLICABLE TIME" means 4:00 p.m. (Eastern time) on October 19, 2006.

         "CLOSING DATE" has the meaning defined in Section 3 hereof.

         "COMMISSION" means the Securities and Exchange Commission.

         "EFFECTIVE DATE" of the Registration Statements relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "FINAL PROSPECTUSES" means the Statutory Prospectuses that disclose the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

         "GENERAL USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.

         "ISSUER FREE WRITING PROSPECTUS" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

         "LIMITED USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

         "RULES AND REGULATIONS" means the rules and regulations of the Commission.

         "SECURITIES LAWS" means, collectively, the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY"), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and The NASDAQ Stock Market ("EXCHANGE RULES").

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         "STATUTORY PROSPECTUSES" with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statements immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statements. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectuses only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

         Unless otherwise specified, a reference to a "rule" is to the indicated rule under the Act.

                  (b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statements initially became effective, (B) at the time of each amendment thereto for the purposes of complying with
         Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Offered Securities and (D) on the Closing Date, the Registration Statements conformed and will conform in all material respects with the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectuses pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

                  (c) Shelf Registration Statements. The date of this Agreement is not more than three years subsequent to the more recent of the initial effective dates of the Registration Statements or December 1, 2005. If, immediately prior to the third anniversary of the more recent of the initial effective dates of the Registration Statements or December 1, 2005, any of the Offered Securities remain unsold by the Underwriter, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Underwriter, and will use reasonable best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statements shall include such new shelf registration statement.

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                  (d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statements that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

                  (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplements, dated October 19, 2006, together with the accompanying prospectuses (which are the most recent Statutory Prospectuses distributed to investors generally) and any other documents listed or disclosures stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the "GENERAL DISCLOSURE PACKAGE"), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

                  (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statements. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statements or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or

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         correct such conflict, untrue statement or omission. The preceding two sentences do not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

                  (g) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its subsidiaries or their businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a "Material Adverse Effect").

                  (h) Subsidiaries. Each subsidiary of the Company has been duly organized and is existing and in good standing under the laws of the jurisdiction of its incorporation, with requisite power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as described in the Security Agreement (All Assets) dated as of March 12, 2003 between the Company and Citizens Bank of Massachusetts (the "Bank"), the Security Agreement (All Assets) dated as of March 12, 2003 between AGTI and the Bank and the Security Agreement (All Assets) dated as of March 12, 2003 between ARIAD Corporation and the Bank.

                  (i) Capital Stock. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectuses, the stockholders of the Company have no statutory or contractual preemptive rights with respect to its Common Stock; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any statutory or

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         contractual preemptive or similar rights of any security holder; and
         the authorized equity capitalization of the Company is as set forth in the General Disclosure Package.

                  (j) No Finder's Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

                  (k) Financial Statements. The financial statements and schedules included or incorporated by reference in the Registration Statements and the General Disclosure Package present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the General Disclosure Package. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statements or the General Disclosure Package. Deloitte & Touche LLP ("ACCOUNTANTS"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board ("PCAOB"). The summaries and selected consolidated financial and statistical data included in the Registration Statements present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statements.

                  (l) Absence of Changes. Subsequent to the respective dates as of which information is given in the Registration Statements and the General Disclosure Package and prior to or on the Closing Date, except as set forth in or contemplated by the Registration Statements and the General Disclosure Package, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the grant or exercise of options to purchase the Common Stock granted pursuant to the Company's stock option plans from the shares reserved therefore, the conversion of convertible debt outstanding on the date hereof into shares of Common Stock or the issuance of shares under the Company's existing employee stock purchase plan as described in the Registration Statements), or any Material Adverse Effect arising for any reason whatsoever, (ii) the Company has not incurred and will not incur, except in the ordinary course of business as described in the General Disclosure Package, any material liabilities or obligations, direct or contingent, the Company has not entered into and will not enter into, except in the ordinary course of business as described in the General Disclosure Package, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

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                  (m) Not An Investment Company. The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (n) Litigation. Except as disclosed in the General Disclosure Package, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

                  (o) Absence of Existing Defaults and Conflicts. Neither the Company nor any subsidiary is (i) in violation of any provision of its certificate of incorporation or bylaws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any subsidiary or any of their properties, as applicable, except, with respect to clauses (ii) and (iii), any violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (p) Absence of Further Requirements. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD") or the NASDAQ Stock Market in connection with the offering of the Offered Securities.

                  (q) Authorization; Absence of Defaults and Conflicts Resulting from Transaction. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any subsidiary of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of

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         any obligation under, (A) the certificate of incorporation or bylaws of the Company or any subsidiary of the Company, or (B) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company, any subsidiary of the Company or any of their properties is bound or affected, except, in the case of clause
         (i)(B), any lien, breach, violation, conflict, default or acceleration that, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any subsidiary of the Company.

                  (r) Title to Property. The Company and its subsidiaries have good and marketable title to all properties and assets described in the General Disclosure Package as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the General Disclosure Package or are not material to the business of the Company or its subsidiaries. The Company has valid, subsisting and enforceable leases for the properties described in the General Disclosure Package as leased by it. The Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not reasonably be expected to have a Material Adverse Effect.

                  (s) Off Balance Sheet Interests and Contracts. There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any "variable interests" in "variable interest entities," as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statements or the General Disclosure Package or to be filed as an exhibit to the Registration Statements that is not described or filed as required. All such contracts described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and by the Company in accordance with the terms thereof.

                  (t) Accuracy of Statements. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by Section 7 of this Agreement to be delivered to the Underwriter was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                  (u) Offering Material; Stabilization. The Company has not distributed, and will not distribute prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, any Permitted Free Writing Prospectus (as defined in Section 6 below), the Final Prospectuses, the Registration Statements and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or

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         indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

                  (v) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

                  (w) Listing. The Common Stock is registered under Section 12(g) of the Exchange Act and the Offered Securities have been approved for listing on the NASDAQ Global Market ("NGM"), subject to filing with The NASDAQ Stock Market of a Notification Form: Listing of Additional Shares.

                  (x) Possession of Intellectual Property. Except as disclosed in or specifically contemplated by the General Disclosure Package, (i) the Company and its subsidiaries own or have adequate rights to use, or can acquire on reasonable terms, all trademarks, trade names, domain names, patents, patent rights, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, "INTELLECTUAL PROPERTY") and have such other licenses, approvals and governmental authorizations, in each case sufficient to conduct their business as now conducted and, with respect to our product candidates, as now proposed to be conducted (as described in the General Disclosure Package), and to the Company's knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company and its subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any subsidiary of Intellectual Property rights of others, where such infringement could reasonably be expected to have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any subsidiary with respect to, any Intellectual Property that could reasonably be expected to have a Material Adverse Effect, (iv) there is no claim being made against the Company or any subsidiary or, to the knowledge of the Company, any employee of the Company or any subsidiary, regarding Intellectual Property or other infringement that could reasonably be expected to have a Material Adverse Effect, and (v) neither the Company nor any subsidiary has received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any subsidiary, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.

                  (y) Taxes. The Company has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments

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         received by it to the extent that such taxes or assessments have become due. Except as disclosed in the General Disclosure Package, the Company has no tax deficiency that has been or, to the best knowledge of the Company, might be asserted or threatened against it that could reasonably be expected to have a Material Adverse Effect.

                  (z) Permits and Licenses. The Company and its subsidiaries own or possess all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct its businesses as contemplated in the General Disclosure Package, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not reasonably be expected to have a Material Adverse Effect. There is no proceeding pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and its subsidiaries are conducting their business in compliance with all laws, rules and regulations applicable thereto, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

                  (aa) FCPA Compliance. The Company has not and, to the Company's knowledge, none of its employees or agents or the employees or agents of any subsidiary at any time during the last five years have
         (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or
         (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (bb) Internal Controls and Compliance With Sarbanes-Oxley Act. The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in Sarbanes-Oxley. The Company maintains (x) systems of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for

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         assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (y) disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act).

                  (cc) ERISA Compliance. The Company has fulfilled in all material respects its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company is eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "prohibited transaction" (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) has occurred with respect to any employee benefit plan which would reasonably be expected to result in a Material Adverse Effect.

                  (dd) Labor Issues. No labor problem or dispute with the employees of the Company or any subsidiary exists or, to the Company's knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

                  (ee) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statements, the Statutory Prospectuses or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

                  (ff) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statements and the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (gg) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (i), (ii) and (iii) of this subsection (gg) as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (hh) Regulatory Authorizations. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as described in the General Disclosure Package, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would individually or in the aggregate have a Material Adverse Effect.

                  (ii) Conduct of Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package were and, if still pending, are being, conducted in compliance in all material respects with all applicable current Good Laboratory Practices and Good Clinical Practices. The descriptions of the studies, tests and preclinical and clinical trials, including the related results and regulatory status, contained in the General Disclosure Package are accurate in all material respects. Except as described in the General Disclosure Package, the Company has not received any written notices, correspondence or other communication from the FDA or other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated.

                  (jj) Exemption From NASD Filing. As of the date of this Agreement and the date of the Registration Statements, the Company satisfies the eligibility requirements in existence prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Offered Securities.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $4.65 per share, the Firm Securities.

         The Company will deliver the Firm Securities to the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank designated by the Company at 9:00 A.M., New York time, on October 25, 2006, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

         In addition, upon written notice from the Underwriter given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectuses, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriter the number of shares of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. Such Optional Securities may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank designated by the Company.

         4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package.

         5. Certain Agreements of the Company. The Company agrees with the Underwriter that it will furnish to counsel for the Underwriter one signed copy of the registration statement relating to the Offered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with the offering of Offered Securities:

                  (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectuses) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

                  (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statements or any Statutory Prospectus at any time and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to any Registration Statements, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statements or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statements or supplement the Final Prospectuses to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

                  (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

                  (e) Furnishing of Prospectuses. The Company will furnish to the Underwriter copies of the Registration Statements, including all exhibits, any Statutory Prospectus relating to the Offered Securities, the Final Prospectuses and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

                  (f) Blue Sky Qualifications. The Company will use reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

                  (g) Reporting Requirements. During the period of three years after the date of this Agreement, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), it is not required to furnish such reports or statements to the Underwriter.

                  (h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriter not to exceed $1,500) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter may designate and the preparation and printing of memoranda relating thereto, for any costs and expenses related to, the review by the National Association of Securities Dealers, Inc. of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriter relating to such review), any travel expenses of the Company's officers and employees and any other expenses of the Company, fees and expenses incident to listing the Offered Securities on The NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing any Statutory Prospectuses and the Final Prospectuses (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

                  (i) Use of Proceeds. The Company will use the net proceeds received in connection with any offering of Offered Securities in the manner described in the "Use of Proceeds" section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

                  (j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

                  (k) Restriction on Sale of Securities. For the period specified below (the "LOCK-UP PERIOD"), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for its Common Stock ("LOCK-UP SECURITIES"): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of, Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter, except issuances of Lock-Up Securities pursuant to the conversion of convertible securities or the exercise of warrants or options, in each case outstanding on the date of this Agreement, grants of employee stock options or shares issued pursuant to the terms of an employee stock purchase plan in effect on the date of this Agreement, or issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date of the commencement of the public offering of the Offered Securities or such earlier date that the Underwriter consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Underwriter waives, in writing, such extension. The Company will provide the Underwriter with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

         6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

         7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) Accountants' Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements, the General Disclosure Package and the Final Prospectuses.

                  (b) Filing of Prospectuses. The Final Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statements or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

                  (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook;
         (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

                  (d) Opinion of Counsel for the Company. The Underwriter shall have received an opinion, dated such Closing Date, of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, counsel for the Company, to the effect set forth in Exhibit A hereto.

                  (e) Opinion of Counsel for the Company. The Underwriter shall have received an opinion, dated such Closing Date, of David L. Berstein, Esq., Senior Vice President and Chief Patent Counsel of the Company, to the effect set forth in Exhibit B hereto.

                  (f) Opinion of Counsel for the Underwriter. The Underwriter shall have received from Davis Polk & Wardwell, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) Officer's Certificate. The Underwriter shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

                  (h) Lock-up Agreements. On or prior to the date hereof, the Underwriter shall have received lockup letters from each of the executive officers and directors of the Company in substantially the form of Exhibit C hereto.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter may reasonably request. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter under this Agreement.

         8. Indemnification and Contribution. (a) Indemnification of Underwriter. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "INDEMNIFIED PARTY"), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statements at any time, any Statutory Prospectus as of any time, the Final Prospectuses or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

         (b) Indemnification of Company. The Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "UNDERWRITER INDEMNIFIED PARTY"), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statements at any time, any Statutory Prospectuses as of any time, the Final Prospectuses or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in the second, ninth, tenth and twelfth paragraphs under the heading "Underwriting" in the Statutory Prospectuses at the Applicable Time and the Final Prospectuses.

         (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

         (e) Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement required on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by the

Underwriter in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriter pursuant to
Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased under this Agreement, the representations and warranties in
Section 2 hereof and all obligations under Section 5 hereof shall also remain in effect.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to them at Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 26 Landsdome Street, Cambridge, MA 02139, Attention: Chief Financial Officer.

         11. Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

         (a) No Other Relationship. The Underwriter has been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectuses, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

         (b) Arm's-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

         (c) Absence of Obligation to Disclose. The Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

         (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

         [The remainder of this page is intentionally left blank]

If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                             Very truly yours,

                                 ARIAD PHARMACEUTICALS, INC.

                                      By:      /s/ Edward M. Fitzgerald
                                          ------------------------------------
                                      Name:  Edward M. Fitzgerald
                                      Title: Senior Vice President, Finance
                                             and Corporate Operations, Chief
                                             Financial Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC


      By:   /s/ Garry E. Menzel
          ----------------------------------
          Name:
          Title:

                                                                       EXHIBIT A


                               FORM OF OPINION OF
                MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.

                                                                       EXHIBIT B


                   FORM OF OPINION OF DAVID L. BERSTEIN, ESQ.,
          SENIOR VICE PRESIDENT AND CHIEF PATENT COUNSEL OF THE COMPANY

                                                                       EXHIBIT C


                            FORM OF LOCK-UP AGREEMENT

                                       27